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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-12243 and 333-12633 each on Form S-8 of The North Face, Inc. of our report dated January 31, 1997 incorporated by reference in this Annual Report on Form 10-K of The North Face, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

San Francisco, California
March 26, 1997